Exhibit 4.1
SUPPLEMENTAL INDENTURE No. 5
dated as of December 9, 2009
among
CENTURY ALUMINUM COMPANY,
as Issuer,
THE GUARANTORS PARTY HERETO,
as Guarantors,
and
WILMINGTON TRUST COMPANY,
as Trustee
7 1/2% SENIOR NOTES DUE 2014

     THIS SUPPLEMENTAL INDENTURE No. 5 (this “Supplemental Indenture”), entered into as of December 9, 2009, among Century Aluminum Company, a Delaware corporation (the “Company”), the guarantors party hereto and Wilmington Trust Company, as trustee (the “Trustee”).
RECITALS
     WHEREAS, the Company, the guarantors party thereto and the Trustee entered into the Indenture, dated as of August 26, 2004, as amended by Supplemental Indenture No. 1, dated as of July 27, 2005, among the Company, Century Aluminum of Kentucky LLC and the Trustee, Supplemental Indenture No. 2, dated as of December 29, 2005, among the Company, NSA General Partnership and the Trustee, Supplemental Indenture No. 3, dated as of December 21, 2006, among the Company, Century California LLC and the Trustee and Supplemental Indenture No. 4, dated as of April 20, 2007, among the Company, Century Aluminum Development LLC and the Trustee (as so amended, the “Original Indenture,” and as amended and supplemented by this Supplemental Indenture, hereinafter called the “Indenture”), relating to the Company’s 7 1/2% Senior Notes due 2014 (the “Securities”);
     WHEREAS, the Company desires to amend the Original Indenture to eliminate most restrictive covenants and certain events of default in the Original Indenture (the “Amendments”);
     WHEREAS, the Company launched a consent solicitation to amend the terms of the Original Indenture pursuant to an Offering Circular and Consent Solicitation Statement dated as of October 28, 2009, as supplemented on November 12, 2009, November 13, 2009 and December 3, 2009, and received the requisite consents to enter into the Amendments;
     WHEREAS, Section 9.02 of the Original Indenture provides that the Company and the Trustee may amend or supplement certain provisions of the Original Indenture or the Securities with the written consent of the Holders of at least 50% in aggregate principal amount of the Securities then outstanding and other provisions with the written consent of the Holders of at least 662/3% in aggregate principal amount of the Securities then outstanding;
     WHEREAS, the Holders of at least 66 2/3 % in aggregate principal amount of the Securities outstanding have consented in writing to the amendment of the Original Indenture;
     WHEREAS, an Officers’ Certificate has been delivered to the Trustee under Sections 9.04 and 11.04(a) of the Original Indenture;
     WHEREAS, an Opinion of Counsel has been delivered to the Trustee under Sections 9.04 and 11.04(b) of the Original Indenture; and
     WHEREAS, pursuant to Sections 9.02 and 9.04 of the Original Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture.

2

AGREEMENT
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture, hereby agree as follows:
     1. Definitions. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
     2. Amendments. Effective as of the Amendment Effective Date, the Original Indenture be, and hereby is, amended as follows:
     2.1 The following Sections of the Original Indenture shall be deleted and the corresponding provisions in the Notes shall be deemed to be deleted in their entirety and replaced with the phrase “Intentionally Omitted”:

Existing Section Number	Caption or Description
Section 4.04 in its entirety	Payment of Taxes and Other Claims

Section 4.05 in its entirety	Maintenance of Properties and Insurance

Section 4.06 in its entirety	Limitation on Debt and Disqualified or Preferred Stock

Section 4.07 in its entirety	Limitation on Restricted Payments

Section 4.08 in its entirety	Limitation on Liens

Section 4.09 in its entirety	Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Section 4.10 in its entirety	Limitation on Sale or Issuance of Equity Interests of Restricted Subsidiaries

Section 4.12 in its entirety	Repurchase of Notes upon a Change of Control

Section 4.13 in its entirety	Limitation on Asset Sales

Section 4.14 in its entirety	Limitation on Transactions with Shareholders and Affiliates

Section 4.15 in its entirety	Line of Business

Existing Section Number	Caption or Description
Section 4.17(a)	Financial Reports—Provision of Exchange Act reports to Trustee

Section 5.01 in its entirety	Consolidation, Merger or Sale of Assets by the Company; No Lease of All or Substantially All Assets

Section 5.02 in its entirety	Consolidation, Merger or Sale of Assets by a Guarantor

Section 6.01(c)	Events of Default—Failure to make an Offer to Purchase

Section 6.01(d)	Events of Default—Default in performance or breach of certain covenants

Section 6.01(e)	Events of Default—Default under certain debt instruments

Section 6.01(f)	Events of Default—Judgment default

Section 6.01(g)	Events of Default—Bankruptcy default involuntary

Section 6.01(h)	Events of Default—Bankruptcy default voluntary
     2.2 Any definitions used exclusively in the provisions of the Original Indenture listed in Section 2.1 hereof are hereby deleted in their entirety from the Indenture and the Notes and all references to paragraphs, sections, articles or other terms or provisions of the Original Indenture listed in Section 2.1 hereof are hereby deleted in their entirety from the Indenture and the Notes. Any provision contained in the Notes that relates to any provision of the Indenture as amended is likewise amended so that any such provision contained in the Notes will conform to and be consistent with any provision of the Indenture as amended.
     2.3 Section 11.04 of the Original Indenture is amended to add the following as clause (c):
“(c) in the case of a merger of any Person with or into the Company as a result of which the Company is not the resulting or surviving Person, a supplemental indenture pursuant to which the resulting or surviving Person expressly assumes all of the obligations of the Company under the Indenture and the Notes.”
     3. Amendments, Supplements and Waivers. The provisions of this Supplemental Indenture may not be amended, supplemented, or waived except by the execution of a Supplemental Indenture executed by the Company and the Trustee. Any such amendment shall comply with Article 9 of the Indenture.

     4. Ratification of Original Indenture; Supplemental Indenture Part of Original Indenture. From and after the Amendment Effective Date, the Indenture shall be deemed to be modified as herein provided but except as modified hereby, the Indenture shall continue in full force and effect. In the event of a conflict between the terms and conditions of the Original Indenture and the terms and conditions of this Supplemental Indenture, then the terms and conditions of this Supplemental Indenture shall prevail. This Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
     5. Trust Indenture Acts Controls. This Supplemental Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), that are required to be part of and to govern indentures qualified under the Trust Indenture Act.
     6. Notices. Any demand, authorization notice, request, consent or communication to any of the parties shall be made as set forth in Section 11.03 of the Indenture.
     7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     8. Successors. All agreements of the Company or any guarantor in this Supplemental Indenture will bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successor.
     9. Duplicate Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     10. Separability. In case any provision in this Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
     11. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and in no way modify or restrict any of the terms or provisions of this Supplemental Indenture.
     12. Effectiveness. As used herein, the “Amendment Effective Date” shall mean the date that the Company delivers written notice to the Trustee that consents have been received from Holders of at least 66 2/3% of the then outstanding aggregate principal amount of Notes and such Notes have been accepted in exchange in the related exchange offer and consent solicitation.
     13. Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Supplemental Indenture, including without limitation in respect of the recitals contained herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CENTURY ALUMINUM COMPANY, as Issuer
By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Senior Vice President

BERKELEY ALUMINUM, INC., as a Guarantor
By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Vice President

CENTURY ALUMINUM HOLDINGS, INC., AS A GUARANTOR
By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Vice President

CENTURY ALUMINUM OF WEST VIRGINIA, INC., as a Guarantor
By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Vice President

CENTURY KENTUCKY, INC., as a Guarantor
By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Vice President

CENTURY LOUISIANA, INC., as a Guarantor
By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Vice President

HANCOCK ALUMINUM LLC, as a Guarantor
By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Vice President

METALSCO LLC, as a Guarantor
By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Vice President

SKYLINER LLC, as a Guarantor
By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Vice President

CENTURY ALUMINUM OF KENTUCKY LLC, as a Guarantor
By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Vice President

NSA GENERAL PARTNERSHIP, as a Guarantor By: Skyliner, LLC, its General Partner
By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Vice President

CENTURY CALIFORNIA, LLC, as a Guarantor
By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Vice President

CENTURY ALUMINUM DEVELOPMENT, LLC, as a Guarantor
By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Vice President

CENTURY ALUMINUM OF KENTUCKY GENERAL PARTNERSHIP, as a Guarantor By: Skyliner, LLC, its General Partner
By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Vice President

VIRGIN ISLANDS ALUMINA CORPORATION, LLC, as a Guarantor
By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Attorney-in-fact

WILMINGTON TRUST COMPANY, as Trustee
By:	/s/ Lori L. Donahue
	Name:	Lori L. Donahue
	Title:	Assistant Vice President